UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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SG BLOCKS, INC.

(Name of Registrant as Specified In Its Charter)

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SG BLOCKS, INC.

195 Montague Street

Brooklyn, New York 11201

Telephone: (646) 240-4235

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

We are delivering this Notice and the accompanying information statement to inform our stockholders that, on January 31, 2017, the holders of a majority of the issued and outstanding voting securities of SG Blocks, Inc. (the “Company”) adopted a resolution by written consent, in lieu of a meeting of stockholders, to approve the SG Blocks, Inc. Stock Incentive Plan (the “Incentive Plan”), which is an incentive compensation plan for non-employee directors and officers, employees, and consultants of the Company and our subsidiaries.

The Incentive Plan was approved by stockholder written consent in lieu of a special meeting of stockholders in accordance with the relevant sections of the Delaware General Corporation Law.

The Incentive Plan was approved and recommended by our Board of Directors prior to the stockholder action by written consent described in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement (“Information Statement”) is furnished only to inform our stockholders of the actions described above before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Notice and Information Statement are first being mailed to you on or about February 8, 2017.

We thank you for your continued interest in the Company.

By Order of the Board of Directors,
Sincerely,

/s/ Paul M. Galvin
Paul M. Galvin
Chief Executive Officer and Director

Brooklyn, New York

February 8, 2017

SG BLOCKS, INC.

195 Montague Street

Brooklyn, NY 11201

Telephone: (646) 240-4235

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT OF MAJORITY OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

In this Information Statement, unless the context otherwise requires, “we,” “our,” “us,” the “Company,” and similar expressions refer to SG Blocks, Inc., a Delaware corporation.

This Information Statement is being furnished to the stockholders of the Company in connection with the written consent of the holders of a majority of our issued and outstanding voting securities (the “Consenting Stockholders”) approving the SG Blocks, Inc. Stock Incentive Plan (the “Incentive Plan”), which is an incentive compensation plan for non-employee directors and officers, employees, and consultants of the Company and our subsidiaries.

On January 30, 2017, our Board of Directors approved and adopted the Incentive Plan. In addition, on January 31, the holders of a majority of our issued and outstanding voting securities executed a written consent approving the Incentive Plan. A copy of the Incentive Plan is attached as Appendix A to this Information Statement.

The elimination of the need for a special meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Utilizing the written consent of the holders of a majority in interest of our voting securities eliminates the costs involved in holding a special meeting of stockholders.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not participate in the written consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about February 8, 2017 to stockholders of record as of February 8, 2017, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by us. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding copies of this Information Statement to beneficial owners.

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THE SG BLOCKS, INC. STOCK INCENTIVE PLAN

Background

The Board approved the Incentive Plan on January 30, 2017. The Incentive Plan is an amendment and restatement of the SG Blocks, Inc. Stock Option Plan, adopted by the Board on October 26, 2016. The Incentive Plan, among other things, increases the number of shares reserved for issuance and authorizes other types of awards thereunder. Under the Incentive Plan, the Company is authorized to grant equity-based awards in the form of stock options, stock appreciation rights, restricted shares, restricted share units, other share-based awards, and cash-based awards to non-employee directors and to officers, employees, and consultants of the Company and its subsidiaries, except that incentive stock options may only be granted to our employees and employees of our subsidiaries.

The Board submitted the Incentive Plan to the Consenting Stockholders for their approval, which approval includes the annual limit on director compensation, as described below. Such approval also allows options granted under the Incentive Plan to qualify for treatment as incentive stock options and awards under the Incentive Plan to constitute performance-based compensation not subject to Section 162(m) of the Internal Revenue Code of 1986.

The following summary describes the material terms of the Incentive Plan. This summary is not a complete description of all provisions of the Incentive Plan and is qualified in its entirety by reference to the text of the Incentive Plan, which is attached to this Information Statement as Appendix A.

SG Blocks, Inc. Stock Incentive Plan

Purpose

The purpose of the Incentive Plan is to promote the long-term success of the Company and create value for our stockholders. The Plan is intended to attract and retain directors, consultants, and officers and other key employees of the Company and its subsidiaries and to provide to such persons incentives and rewards for superior performance.

Types of Awards

The Incentive Plan authorizes the issuance of awards in the form of stock options (which may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options), stock appreciation rights (“SARs”), restricted shares, restricted share units, other share-based awards, and cash-based awards.

Administration

The Incentive Plan will be administered by our Compensation Committee of the Board of Directors (the “Compensation Committee”) or by such other committee or subcommittee as may be appointed by our Board of Directors, and, to the extent required by applicable law or stock exchange listing standards, will consist entirely of two or more individuals who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and “independent directors” within the meaning of the applicable rules of any securities exchange on which the shares are listed. The Compensation Committee can make rules and regulations and establish such procedures for the administration of the Incentive Plan as it deems appropriate and may delegate any of its authority to one or more directors or executive officers of the Company, to the extent permitted by applicable laws. However, our Board of Directors reserves the authority to administer and issue awards under the Incentive Plan.

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Eligibility

The Incentive Plan provides for awards to our non-employee directors and to officers, employees, and consultants of the Company and our subsidiaries, except that incentive stock options may only be granted to our employees and employees of our subsidiaries.

Shares Available

The maximum number of shares of our common stock that may be issued or transferred with respect to awards under the Incentive Plan is 1.5 million shares (all of which may be granted as incentive stock options), on a post-reverse stock split basis, subject to adjustment as provided below. Shares issued under the Incentive Plan may include authorized but unissued shares, treasury shares, shares purchased in the open market, or a combination of the foregoing.

Shares underlying awards that are settled in cash or that terminate or are forfeited, cancelled, or surrendered without the issuance of shares or the release of a substantial risk of forfeiture will again be available for issuance under the Incentive Plan, as will shares tendered in payment of the exercise price of a stock option, shares withheld to satisfy a tax withholding obligation with respect to any award, and shares that are repurchased by the Company with stock option proceeds. Shares granted through awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines will not count against the share limit above, except as may be required by the rules and regulations of any applicable stock exchange or trading market.

Non-Employee Director Award Limit

The Incentive Plan provides that the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee director under the Incentive Plan during any single calendar year, taken together with any cash fees paid to that person during the calendar year, may not exceed $150,000.

Individual Award Limits under Section 162(m)

The Compensation Committee may, but is not required to, grant awards under the Incentive Plan that are intended to qualify for the “performance-based compensation” exemption from limitations on our tax deduction of certain executive compensation under Section 162(m) of the Internal Revenue Code. Therefore, the Incentive Plan imposes the following additional individual sub-limits on awards granted under the Incentive Plan that are intended to satisfy that exemption:

●	the maximum aggregate number of shares that may be subject to stock options or SARs granted in any calendar year to any one participant will be 1,000,000 shares, on a post-reverse stock split basis;

●	the maximum aggregate number of restricted shares and shares subject to restricted share units and other share-based awards granted in any calendar year to any one participant will be 1,000,000 shares, on a post-reverse stock split basis; and

●	the maximum aggregate cash compensation that can be paid pursuant to cash-based awards or other share-based awards granted in any calendar year to any one participant will be $1,000,000.

Stock Options

Subject to the terms and provisions of the Incentive Plan, options to purchase shares may be granted to eligible individuals at any time and from time to time as determined by the Compensation Committee. Options may be granted as incentive stock options (all of the shares available for issuance under the Incentive Plan may be issued pursuant to incentive stock options) or as non-qualified stock options. Subject to the limits provided in the Incentive Plan, the Compensation Committee or its delegate determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies whether the options are intended to be incentive stock options or non-qualified stock options and such additional limitations, terms, and conditions as the Compensation Committee may determine.

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The exercise price for each option may not be less than 100% of the fair market value of a share on the date of grant.

All options granted under the Incentive Plan will expire no later than 10 years from the date of grant. The method of exercising an option granted under the Incentive Plan will be set forth in the stock option agreement for that particular option and may include payment of cash or cash equivalent, tender of previously acquired shares with a fair market value equal to the exercise price, a cashless exercise (including withholding of shares otherwise deliverable on exercise or a broker-assisted arrangement as permitted by applicable laws), a combination of the foregoing methods, or any other method approved by the Compensation Committee in its discretion.

Stock Appreciation Rights

The Compensation Committee in its discretion may grant SARs under the Incentive Plan. A SAR entitles the holder to receive from the Company, upon exercise, an amount equal to the excess, if any, of the aggregate fair market value of a specified number of shares that are the subject of such SAR, over the aggregate exercise price for the underlying shares.

The exercise price for each SAR may not be less than 100% of the fair market value of a share on the date of grant.

We may make payment of the amount to which the participant exercising SARs is entitled by delivering shares, cash, or a combination of stock and cash as set forth in the applicable award agreement. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the Compensation Committee may determine.

Restricted Shares

Under the Incentive Plan, the Compensation Committee may grant or sell to plan participants shares that are subject to forfeiture and restrictions on transferability. Except for these restrictions and any others imposed by the Compensation Committee, upon the grant of restricted shares, the recipient will have the rights of a stockholder with respect to the restricted shares, including the right to vote the restricted shares and to receive all dividends and other distributions paid or made with respect to the restricted shares. During the applicable restriction period, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber the restricted shares. Each restricted shares award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms, and conditions, which may include restrictions based upon the achievement of performance objectives, as the Compensation Committee may determine.

Restricted Share Units

Under the Incentive Plan, the Compensation Committee may grant or sell to plan participants restricted share units, which constitute an agreement to deliver shares to the participant in the future at the end of a restriction period and subject to such other terms and conditions as the Compensation Committee may specify. Restricted share units are not shares and do not entitle the recipients to the rights of a stockholder. Restricted share units granted under the Incentive Plan may or may not be subject to performance conditions. Restricted share units will be settled in cash or shares, in an amount based on the fair market value of a share on the settlement date. Each restricted share unit award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms, and conditions as the Compensation Committee may determine, which may include restrictions based upon the achievement of performance objectives.

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Other Share-Based Awards

The Incentive Plan also provides for grants of other share-based awards under the Incentive Plan, which may include unrestricted shares or time-based or performance-based unit awards that are settled in shares or cash. Each other share-based award will be evidenced by an award agreement that specifies the terms of the award and such additional limitations, terms, and conditions as the Compensation Committee may determine.

Dividend Equivalents

Awards may provide the participant with dividend equivalents, on any of a current, deferred, or contingent basis, and either in cash or in additional shares, as determined by the Compensation Committee in its sole discretion and set forth in the related award agreement. However, no dividend equivalents shall be granted with respect to shares underlying a stock option or SAR.

Performance Objectives

The plan provides that performance objectives may be established by the Compensation Committee in connection with any award granted under the Incentive Plan. Performance objectives may relate to performance of the Company or one or more of our subsidiaries, divisions, departments, units, functions, partnerships, joint ventures, or minority investments, product lines or products, or the performance of an individual participant, and performance objectives may be made relative to the performance of a group of companies or a special index of companies.

The Compensation Committee may, in its discretion, grant awards under the Incentive Plan that are intended to qualify for the “performance-based compensation” exemption from Section 162(m) of the Internal Revenue Code. In the case of an award intended to qualify for that exemption, such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues, weighted average revenue per unit, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, increase in market capitalization, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization, or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price, and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, and joint ventures.

Performance objectives related to an award intended to qualify for the performance-based compensation exception of Section 162(m) of the Internal Revenue Code will be set by the Compensation Committee within the time period and will be subject to other requirements prescribed by Section 162(m) of the Internal Revenue Code.

Change in Control

In the event of a change in control of the Company, the Compensation Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any outstanding award, without the consent of any affected participant. Those actions may include, without limitation: (a) acceleration of the vesting, settlement, and/or exercisability of an award; (b) payment of a cash amount in exchange for the cancellation of an award; (c) cancellation of stock options or SARs without any payment if the fair market value per share on the date of the change in control does not exceed the exercise price per share of the applicable award; or (d) issuance of substitute awards that substantially preserve the value, rights, and benefits of any affected awards.

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For purposes of the Incentive Plan, a change in control generally means (except as otherwise provided in the applicable award agreement): (a) the acquisition of effective control of more than 50% of the voting securities of the Company (other than by means of conversion or exercise of convertible debt or equity securities of the Company); (b) the Company merges into or consolidates with any other person, or any person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (c) the Company sells or transfers all or substantially all of its assets to another person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction.

Forfeiture of Awards

Awards granted under the Incentive Plan also may be subject to forfeiture or repayment to us as provided pursuant to any compensation recovery policy that we may adopt.

Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will adjust the number and kind of shares that may be delivered under the Incentive Plan, the individual award limits and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation, or liquidation, the Compensation Committee may, in its discretion, make such equitable adjustment as described in the foregoing sentence to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, the Company will always round down to a whole number of shares subject to any award. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability

Except as the Compensation Committee otherwise determines, awards granted under the Incentive Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s incapacity, by his or her guardian or legal representative. Any award made under the Incentive Plan may provide that any shares issued as a result of the award will be subject to further restrictions on transfer.

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Term of Plan and Amendment

Unless earlier terminated by our Board of Directors, the Incentive Plan will expire on October 25, 2026, and no further awards may be made under the Incentive Plan after that date. However, any awards granted under the Incentive Plan prior to its termination will remain outstanding thereafter in accordance with their terms.

Our Board of Directors may amend, alter, or discontinue the Incentive Plan at any time, with stockholder approval to the extent required by applicable law (including applicable stock exchange rules). No such amendment or termination, however, may adversely affect in any material way any holder of outstanding awards without his or her consent, except for amendments made to cause the plan to comply with applicable law, stock exchange rules, or accounting rules, and no award may be amended or otherwise subject to any action that would be treated as a “repricing” of such award, unless such action is approved by our stockholders.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of securities under the Incentive Plan with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Incentive Plan by the Consenting Stockholders.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program offered to our named executive officers. For 2016, our named executive officers were:

●	Paul M. Galvin, our Chief Executive Officer;

●	Stevan Armstrong, our President and Chief Operating Officer; and

●	Mahesh Shetty, our Chief Financial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

Paul M. Galvin Chief Executive	2016	155,000		—	46,428	—	201,428
Officer	2015	216,333		—	—	—	216,333

Stevan Armstrong President and Chief	2016	114,167		—	18,170	—	132,337
Operating Officer	2015	102,167		—	—	—	102,167

Mahesh Shetty	2016	97,500	(2)	—	14,631	—	112,131
Chief Financial Officer	2015	—		—	—	—	—

(1)	Represents the aggregate grant date fair value of stock options granted to the named executive officers in the applicable year computed in accordance with Accounting Standards Codification “Topic 718—Compensation— Stock Compensation” (“ASC Topic 718”), excluding the effect of estimated forfeitures. The fair value of the stock-based option awards granted during the year ended December 31, 2016 were estimated at the date of grant using the Black-Scholes option valuation model with the following assumptions: expected dividend yield of 0%; expected volatility of 44.4%; risk-free interest rate of 1.3%; expected life of 5.5 years. Because the Company does not have significant historical data on employee exercise behavior, the Company uses the “simplified method” to calculate the expected life of the stock-based option awards granted to employees. The simplified method is calculated by averaging the vesting period and contractual term of the options. For Messrs. Galvin and Shetty, a portion of the amount listed in the Option Awards column for 2016 relates to options to purchase 13,334 shares, which were received as compensation for serving on the Board of Directors.

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(2)	Amount reflects payments of $97,500 to RSM Advisors, Inc. (“RSM”), a financial consulting business of which Mr. Shetty is the principal.

Narrative Disclosure to Summary Compensation Table

Following is a brief summary of each core element of the compensation program for our named executive officers.

Base Salary

We provide competitive base salaries that are intended to attract and retain key executive talent. Base salary levels depend on the executive’s position, responsibilities, experience, market factors, recruitment and retention factors, internal equity factors, and our overall compensation philosophy. In 2014, the Board approved and set an annual base salary for Messrs. Galvin and Armstrong at $216,333 and $102,167, respectively, for the fiscal year ending December 31, 2015. In 2015, the Board set an annual base salary for Messrs. Galvin, Armstrong, and Shetty at $155,000, $114,167, and $97,500, respectively, for the fiscal year ending December 31, 2016.

Stock Options

We generally offer stock options to our key employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options generally allow key employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors, and may be intended to qualify as “incentive stock options” under the Internal Revenue Code.

No stock options were granted during the year ending December 31, 2015. On November 1, 2016, our Board of Directors granted Messrs. Galvin, Armstrong, and Shetty options to purchase 98,273, 43,677, and 21,839 shares of our post-reverse stock split common stock, respectively. With respect to Mr. Galvin, these options vested as to 43,676 of the shares on the grant date, and the remainder will vest as to 18,199 shares on each of the first, second, and third anniversaries of the grant date. With respect to Mr. Armstrong, these options vested as to 21,839 of the shares on the grant date, with the remainder to vest as to 10,919 shares on each of the first and second anniversaries of the grant date. With respect to Mr. Shetty’s option grant, 10,919 of the options vested on the grant date and the remaining 10,920 options will vest on the filing date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

On November 1, 2016, our Board of Directors granted Messrs. Galvin and Shetty options to purchase 13,334 shares of the Company’s common stock as part of their compensation for serving on the Board of Directors. These options vest and become exercisable in equal quarterly installments of 3,334 shares on the last day of each fiscal quarter following the grant date until such options are 100% vested.

On November 1, 2016, SGB also granted each of Mssrs. McAvoy, Kaufman, and Melton options to purchase 16,667 shares of common stock in connection with their service on the Board of Directors. Each of these options vests and becomes exercisable in equal quarterly installments of 4,167 shares on the last day of each fiscal quarter following the grant date until such options are 100% vested. Messrs. Kaufman and McAvoy subsequently assigned 33,334 of such options to Hillair Capital Investments, L.P. (“HCI”) in December 2016.

On January 30, 2017, the Board granted 186,309 shares of common stock to certain key employees, which options vest in equal quarterly installments over a period of two years after the grant date. In addition, the Board granted these individuals options to purchase, in the aggregate, 61,034 shares of common stock in connection with the Company’s emergence from bankruptcy in 2016, which options vested in full on the grant date. The grant of such options is contingent upon the passing of twenty calendar days after the date this Information Statement on Schedule 14C, with respect to stockholder approval of the Incentive Plan, is furnished to the Company’s stockholders.

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The stock options vest on an accelerated basis in the event of (i) death or disability or (ii) a termination without cause or a resignation for good reason, in either case within two years after a change in control.

In accordance with the Plan, all stock options granted prior to June 30, 2016 were cancelled.

Employment Agreements

The employment agreements with Messrs. Galvin and Armstrong have expired, and the Company is currently negotiating a new agreement with Messrs. Galvin, Armstrong, and Shetty. Such agreements contemplate, in addition to annual base salary, that each executive officer will be eligible to receive a discretionary cash bonus and certain option awards based on the Company’s emergence from bankruptcy and in connection with each executive’s employment. Messrs. Galvin, Armstrong, and Shetty will also be entitled to severance if the Company terminates their employment during the term for any reason other than cause (as defined therein), death, or disability.

Shetty Consulting Agreement

On March 2016, we entered into a consulting agreement (the “Shetty Agreement”) with Mr. Shetty and RSM, which provides for certain consulting services to be provided by RSM and for Mr. Shetty to serve as our Chief Financial Officer from July 27, 2016, unless the Shetty Agreement is terminated for “cause” (as defined in the Shetty Agreement). The Shetty Agreement provides that Mr. Shetty will be paid $10,000 per month and receive options to purchase 21,839 shares of Company common stock at fair market value on the grant date ($3.00), one-half of which vested on the grant date, and the remaining one-half of which will vest on the filing date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Retirement, Health, Welfare, and Additional Benefits

Messrs. Galvin and Armstrong are eligible to participate in our employee benefit plans and programs, including medical benefits, flexible spending accounts, short- and long-term disability, and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Messrs. Galvin and Armstrong are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as our other full-time employees. Currently, we do not match contributions made by participants in the 401(k) plan or make other contributions to participant accounts.

Outstanding Equity Awards at Fiscal Year End

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Paul M. Galvin	11/1/2016	43,676	54,597	(1)	3.00	10/31/2026
	11/1/2016	3,334	10,000	(2)	3.00	10/31/2026

Stevan Armstrong	11/1/2016	21,839	21,838	(1)	3.00	10/31/2026

Mahesh Shetty	11/1/2016	10,919	10,920	(1)	3.00	10/31/2026
	11/1/2016	3,334	10,000	(2)	3.00	10/31/2026

(1)	With respect to Mr. Galvin, 18,199 of the remaining option shares vest on each of the first, second, and third anniversaries of the grant date. With respect to Mr. Armstrong, 10,919 of the remaining option shares vest on the first and second anniversaries of the grant date. With respect to Mr. Shetty, 10,920 option shares vest on the filing date of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	These option shares vest in equal quarterly installments on the last day of each fiscal quarter following the date of grant.

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Compensation of Directors

Our director compensation program is designed to attract and retain highly qualified directors and align their interests with the long-term interests of our shareholders.

Director Compensation Table

The table below summarizes the compensation paid by us to directors for the fiscal year ended December 31, 2016.

Name	Option Awards ($)(1)	Fees Earned or Paid in Cash ($)	Total ($)

J. Scott Magrane+	—	—	—
Christopher Melton	50,000	—	50,000
Joseph Tacopina+	—	—	—
Paul M. Galvin				(2)
Stevan Armstrong+				(2)
Brian Wasserman+	—	—	—
Jennifer Strumingher+	—	—	—
Mahesh Shetty				(2)
Neal Kaufman	50,000		50,000
Sean McAvoy	50,000		50,000

+ Resigned as a member of the Board of Directors effective July 1, 2016.

(1)	Represents the aggregate grant-date fair value of stock options granted to the non-employee directors in 2016 computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The fair value of the stock-based option awards granted during the year ended December 31, 2016 were estimated at the date of grant using the Black-Scholes option valuation model with the following assumptions: expected dividend yield of 0%; expected stock volatility of 44.4%; risk-free interest rate of 1.3%; expected life of 5.5 years. Because the Company does not have significant historical data on employee exercise behavior, the Company uses the “simplified method” to calculate the expected life of the stock-based option awards granted to employees. As of December 31, 2016, each of Messrs. Melton, Kaufman, and McAvoy held options to purchase 16,667 shares of our post-reverse stock split common stock. These option shares vest in equal quarterly installments on the last day of each fiscal quarter following the date of grant. Messrs. Kaufman and McAvoy assigned each of their options to purchase 16,667 shares of post-reverse split common stock to HCI in December 2016.

(2)	The compensation arrangements for Messrs. Galvin, Armstrong, and Shetty are disclosed in the Summary Compensation Table above.

We also reimburse the directors for reasonable travel expenses incurred in connection with their activities on the Company’s behalf.

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Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk management oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are adequate and functioning as designed. As a critical part of this risk management oversight role, the Board encourages full and open communication between management and the Board. The Company’s Chairman and CEO meets periodically with the President and other members of management to discuss strategy and risks facing the Company. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. The Board periodically receives presentations and reports from senior management on strategic matters involving the Company’s operations to enable it to understand the Company’s risk identification, management, and mitigation strategies.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in overseeing risk management in the areas of compensation policies and programs.

Equity Compensation Plan Information As of December 31, 2016, the following equity compensation options were outstanding:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average price of outstanding options, warrants, and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	295,051	$3.00	204,949

On November 1, 2016, the Board entered into a Non-Qualified Stock Option Agreement with Messrs. Galvin, Armstrong, and Shetty, pursuant to which they were each granted an option to purchase 98,273, 43,677, and 21,839 shares of common stock, respectively. The non-qualified stock options have an exercise price per share of $3.00. For the vesting schedules with respect to these option grants, see “Outstanding Equity Awards at Fiscal Year End.”

On November 1, 2016, the Board also entered into an Incentive Stock Option Agreement with each of the directors of SGB who also serves as an executive officer, pursuant to which both Messrs. Galvin and Shetty were granted options to purchase 13,334 shares of common stock. The incentive stock options have an exercise price per share of $3.00. The incentive stock options vest and become exercisable in equal quarterly installments of 3,334 shares on the last day of each fiscal quarter following the date of grant until such options are 100% vested.

On November 1, 2016, the Board entered into Non-Qualified Stock Option Agreements with David Cross and Kevin King to purchase 43,677 and 10,920 shares of common stock, respectively. The non-qualified stock options have an exercise price per share of $3.00. With respect to Mr. Cross’s non-qualified stock option, 21,839 common shares vested on the Effective Date of SGB’s bankruptcy plan of reorganization (the “Plan”) and the remaining 21,838 options will vest and become exercisable in two equal annual installments of 10,919 options on the first and second anniversaries of the grant date. With respect to Mr. King’s non-qualified stock option, all shares granted under the option vested on the Effective Date of SGB’s Plan.

On November 1, 2016, SGB also granted each of Sean McAvoy, Neal Kaufman, and Christopher Melton options to purchase 16,667 shares of common stock in connection with their service on the Board of Directors. The non-qualified stock options have an exercise price per share of $3.00. Messrs. Kaufman and McAvoy subsequently assigned 33,334 of such options to HCI in December 2016. Each of these options vests and becomes exercisable in equal quarterly installments of 4,167 shares on the last day of each fiscal quarter following the grant date.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock beneficially owned as of February 1, 2017 by (i) those persons or groups known to beneficially own more than 5% of Company common stock; (ii) each current director and executive officer of the Company; and (iii) all executive officers and directors as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares. Except as otherwise indicated in the table below, the business address of each individual or entity is 195 Montague Street, Brooklyn, NY 11201.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned (2)

5% or Greater Stockholders

Hillair Capital Investments LP(8)	2,059,286	66.5%
Frank Casano(9)	221,312	7.1%
Dillon Hill Capital LLC(10)	370,500	12.0%

Directors and Named Executive Officers

Paul Galvin(3)(5)	80,288	2.6%
Christopher Melton(3)(7)	9,688	* %
Neal Kaufman(3)	—	*
Mahesh Shetty(3)(4)	30,786	1.0%
Sean McAvoy(3)(8)	2,059,286	66.5%
Stevan Armstrong(3)(6)	47,163	1.5%
Balan R. Ayyar(3)	—	* %
A. Richard Moore, Jr.(3)	—	* %
All executive officers and directors as a group (8 persons)	2,235,545	72.2%

* Less than 1%.

(1)	Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options, warrants, and rights to acquire shares of common stock within 60 days of February 1, 2017 and assumes the conversion into common stock of all convertible preferred stock owned by an entity or individual. Unless otherwise noted, shares are owned of record and beneficially by the named person. The options granted to certain employees on January 20, 2017, included herein, are contingent upon the passing of twenty calendar days after the date this Information Statement on Schedule 14C, with respect to stockholder approval of the Incentive Plan, is furnished to the Company’s stockholders.

(2)	Based on 3,096,269 shares of voting securities of the Company outstanding on February 1, 2017, consisting of: (i) 163,786 shares of post-reverse stock split common stock; (ii) 1,801,670 shares of post-reverse stock split convertible preferred stock; (iii) exercisable options to purchase 214,146 shares of common stock outstanding; (iv) 666,667 shares of common stock issuable upon conversion of the Company’s Original Issue Discount Senior Convertible Debenture issued on June 30, 2016; and (v) 250,000 shares of common stock issuable upon conversion of the Company’s Original Issue Discount Senior Convertible Debenture issued on November 17, 2016.

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(3)	Messrs. Galvin and Melton were appointed as directors of the Company on November 4, 2011. Additionally, Mr. Galvin was appointed as Chief Executive Officer and Mr. Armstrong was appointed as President and Chief Operating Officer. Messrs. Kaufman, Shetty, and McAvoy were appointed as directors of the Company effective July 1, 2016. General Ayyar and Mr. Moore joined our Board in January 2017 and February 2017, respectively.

(4)	Represents exercisable options to purchase 30,786 shares of common stock.

(5)	Includes 10,144 shares held by TAG, an investment partnership formed for the purpose of investing in SGB (other partners include employees of SGB). Messrs. Galvin and Tacopina are managing members of and have a controlling interest in TAG. Each of Messrs. Galvin and Tacopina may be deemed to beneficially own the shares of common stock owned by TAG. Each of Messrs. Galvin and Tacopina specifically disclaims beneficial ownership of the shares of common stock held by TAG, except to the extent of each of their pecuniary interest therein, and this shall not be deemed to be an admission that Messrs. Galvin and Tacopina are the beneficial owner of such shares of common stock. Mr. Tacopina resigned as a member of the Board of Directors of the Company effective July 1, 2016. Mr. Galvin’s ownership includes exercisable options to purchase 70,144 shares of common stock.

(6)	Includes 12,125 shares held by SMA Development Group, LLC, an entity controlled by Mr. Armstrong. Mr. Armstrong specifically disclaims beneficial ownership of the shares of common stock held by SMA Development Group, LLC, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares of common stock. Mr. Armstrong and SMA have shared voting and dispositive power of the shares held by SMA. The business address for SMA Development Group, LLC is 912 Bluff Road, Brentwood, TN 37027. Mr. Armstrong’s ownership includes exercisable options to purchase 35,038 shares of common stock.

(7)	Does not include shares held by TAG. Mr. Melton has a membership interest in TAG. Mr. Melton specifically disclaims beneficial ownership of the shares of common stock held by TAG, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Melton is a beneficial owner of such shares of common stock. Mr. Melton’s ownership includes exercisable options to purchase 8,334 shares of common stock.

(8)	Based upon a Schedule 13D filed jointly on July 18, 2016 with the SEC (the “July 18 Schedule 13D”) by HCI, HCM, and Mr. McAvoy (collectively, the “Hillair 13D Reporting Persons”). In the July 18 Schedule 13D, the Hillair 13D Reporting Persons disclosed that they beneficially own: (i) 1,117,480 shares of common stock issued upon conversion of the preferred stock issued after our emergence from bankruptcy; (ii) 8,472 shares of common stock; and (iii) exercisable options to purchase 16,667 shares of common stock, representing a portion of the options to purchase 33,334 shares of common stock assigned from Messrs. Kaufman and McAvoy to HCI in December 2016. Ownership of the Hillair 13D Reporting Persons includes 666,667 shares of common stock issuable upon conversion of the Exit Facility and 250,000 shares of common stock issuable upon conversion of the 2016 November OID. The Hillair 13D Reporting Persons each beneficially own 1,142,619 shares of common stock, representing approximately 36.9% of the Company’s outstanding shares of common stock. HCM, as HCI’s investment manager, and Mr. McAvoy, as HCM’s manager, do not directly own any shares, but each indirectly owns 1,142,619 shares of common stock by virtue of the aforementioned relationships. The Hillair 13D Reporting Persons share dispositive and voting rights of all of the beneficially owned shares.

On June 30, 2016, the Hillair 13D Reporting Persons acquired: (i) 666,667 shares through the purchase of the June 2016 OID, convertible into 666,667 shares in a private placement, and (ii) 1,117,480 shares through the purchase of convertible preferred stock convertible into 1,117,480 shares of common stock in a private placement.

On November 17, 2016, the Hillair 13D Reporting Persons acquired the 250,000 shares of common stock through the purchase of the November 2016 OID, convertible into 250,000 shares in a private placement.

The principal address for the Hillair 13D Reporting Persons is c/o Hillair Capital Management LLC, 345 Lorton Ave., Suite 330, Burlingame, CA 94010.

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(9)	Represents 221,312 shares of common stock issued upon conversion of our preferred stock.

(10)	Based upon a Schedule 13D filed on July 29, 2016 with the SEC (the “July 29 Schedule 13D”) by Bruce Grossman, the sole member of Dillon Hill Capital, LLC (collectively, the “Dillon 13D Reporting Persons”). In the July 29 Schedule 13D, the Dillon 13D Reporting Persons disclosed that they beneficially own: (i) 247,000 shares of convertible preferred stock issued to Dillon Hill Capital, LLC, which shares were converted into 247,000 shares of common stock; and (ii) 123,500 shares of convertible preferred stock issued to Dillon Hill Investment Company, LLC, which shares were converted into 123,500 shares of common stock. The sole member of Dillon Hill Investment Company, LLC, is a trust of which Mr. Grossman’s spouse is a co-trustee. Mr. Grossman may be deemed to be the beneficial owner of 370,500 shares of common stock by virtue of the relationships described above. The Dillon 13D Reporting Persons have shared voting and dispositive power as to 123,500 shares; the remainder are held with sole voting and dispositive power. The address of the principal office of the Dillon 13D Reporting Persons is c/o Dillon Hill Capital LLC 200 Business Park Drive, Suite 306 Armonk, NY 10504.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our non-employee directors, officers, employees and consultants are eligible to receive awards and grants under the Incentive Plan. Other than as described above, and except in their capacity as stockholders (which interest does not differ from that of the other holders of the common stock of the Company), none of our officers, directors, or any of their respective affiliates or associates has any interest in the Incentive Plan.

CHANGES IN CONTROL

We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders sharing such address. The Company shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 195 Montague Street, Brooklyn, New York 11201, (646) 240-4235. A stockholder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements, and annual reports.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.sgblocks.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

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This Information Statement is provided to the holders of common stock of SG Blocks, Inc. for informational purposes in connection with the Stock Incentive Plan, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Paul M. Galvin
Paul M. Galvin
Chief Executive Officer and Director

Brooklyn, New York

February 8, 2017

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Appendix A

SG BLOCKS, INC.
STOCK INCENTIVE PLAN

1.         Establishment, Purpose, Duration.

a.       History; Amendment and Restatement. The Board of SG Blocks, Inc. (the “Company”) adopted the SG Blocks, Inc. Stock Option Plan effective as of October 26, 2016 (the “Effective Date”), with 1.5 million Shares reserved for issuance thereunder, subject to stockholder approval within 12 months thereafter in order to authorize the issuance of Incentive Stock Options to Employees thereunder. The Board desires to amend and restate the SG Blocks, Inc. Stock Option Plan in order to, among other things, increase the number of Shares reserved for issuance thereunder and to authorize other types of Awards thereunder, in addition to Stock Options. Therefore, effective as of January 30, 2017 (the “Restatement Date”), the SG Blocks, Inc. Stock Option Plan is hereby amended and restated in its entirety as set forth herein as the SG Blocks, Inc. Stock Incentive Plan (the “Plan”), subject to the approval of the Plan by the stockholders of the Company in order to authorize the issuance of Incentive Stock Options to Employees hereunder. Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b.       Reverse Stock Split. The Board has approved a 1-for-3 reverse stock split of the Company’s Shares to be effected on or around February 2017. If such split does not occur on or before March 31, 2017, the Shares as presented in this Plan shall be automatically multiplied by three to reflect such Shares on a pre-reverse split basis.

c.       Purpose. The purpose of the Plan is to attract and retain Directors, Consultants, and officers and other key Employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

d.       Duration. No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.         Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Law” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards, or Cash-Based Awards granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (a) an agreement, in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 11 of the Plan.

“Cause” shall have the meaning provided in the applicable employment agreement or consulting agreement between the Participant and the Company, if any, or if there is no such agreement that defines the term, “Cause” shall mean (a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any of its Subsidiaries (other than any such failure resulting from any medically determined physical or mental impairment), which failure is not cured by the Participant within 20 calendar days after a written demand for substantial performance is delivered to the Participant by the Committee which specifically identifies the manner in which the Committee believes that the Participant has not substantially performed the Participant’s duties; (b) the engaging by the Participant in illegal conduct, gross misconduct, gross insubordination or gross negligence that is materially and demonstrably injurious to the Company’s business or financial condition; (c) a conviction, guilty plea or plea of nolo contendere of the Participant for any crime involving dishonesty or for any felony; or (d) a material breach by the Participant of a fiduciary duty of loyalty or care to the Company or any of its Subsidiaries.

“Change in Control” means, except as otherwise provided in the applicable Award Agreement, the occurrence of any of the following: (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company (other than by means of conversion or exercise of convertible debt or equity securities of the Company); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; or (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Law, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor who performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director.

“Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Director” means any individual who is a member of the Board and who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the Nasdaq Capital Market, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Objectives” means the performance objective or objectives established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Person” means an individual, corporation, partnership, limited liability company, association, joint venture, trust or other entity or organization.

“Plan” means this SG Blocks, Inc. Stock Incentive Plan, as amended from time to time, and for the period from the Effective Date to the Restatement Date, the SG Blocks, Inc. Stock Option Plan.

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 15.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Ten Percent Stockholder” means any Participant who owns more than ten percent of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.         Shares Available Under the Plan.

a.       Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be one million five hundred thousand (1,500,000) (all of which may be granted with respect to Incentive Stock Options). Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 15.

b.       Share Counting. The following Shares shall not count against the Share limit in Section 3(a): (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares tendered in payment of the exercise price of a Stock Option; (iv) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation with respect to any Award; (v) Shares that are repurchased by the Company with Stock Option proceeds; and (vi) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Subsidiaries (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Shares are listed). This Section 3(b) shall apply to the number of Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury Regulations relating to Incentive Stock Options under the Code.

c.       Per Participant Limits. Subject to adjustment as provided in Section 15 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 1,000,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 1,000,000 Shares; and (iii) the maximum aggregate cash compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $1,000,000.

d.       Limit on Non-Employee Director Awards. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees paid to such person during such calendar year, shall not exceed $150,000.

4.         Administration of the Plan.

a.       In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Law, the Committee may, in its discretion, delegate to one or more Directors or officers of the Company any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b.       Determinations. The Committee shall have no obligation to treat Participants or eligible Employees, Directors or Consultants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Directors or Consultants who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Directors or Consultants are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, stockholders, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

c.       Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5.         Eligibility and Participation. Each Employee, Director and Consultant is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.         Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.       Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Shares underlying a Stock Option.

b.       Exercise Price. The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.       Term. The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed ten (10) years from its Date of Grant.

d.       Exercisability. Stock Options shall become vested and exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e.       Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Agreement: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f.        Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)       Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)      To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)     No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (B) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

7.         Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.       Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Shares underlying a Stock Appreciation Right.

b.       Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.       Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d.       Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become vested and exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e.       Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the exercise price per Share, multiplied by (ii) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.         Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.       Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.       Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c.       Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d.       Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period. The Award Agreement may require that receipt of any dividends or other distributions with respect to the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid.

9.         Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.       Award Agreement. Each Restricted Share Unit Award shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.       Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

c.       Form of Settlement. Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

d.       Dividend Equivalents. Restricted Share Units may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement.

10.       Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a.       Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.       Form of Settlement. An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

c.       Dividend Equivalents. Other Share-Based Awards may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement.

11.       Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

12.       Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions deemed necessary by the Committee to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

13.       Compliance with Section 162(m).

a.       In General. Notwithstanding anything in the Plan to the contrary, Awards may be granted in a manner that is intended to qualify for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards intended to qualify for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee and must satisfy the requirements of this Section 13.

b.       Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: revenues, weighted average revenue per unit, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, debt to capital ratio, increase in market capitalization, economic value added, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, gross or net additional customers, average customer life, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

c.       Establishment of Performance Goals. With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d.       Certification of Performance. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e.       Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, after the date that the Performance Objectives are required to be established in writing pursuant to Section 13(c), the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

14.       Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

15.       Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the number and kind of Shares specified in Sections 3(a) and 3(c) of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards and the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 15 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

16.       Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional Shares shall be settled in cash.

17.       Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid, or such other amount as will not result in an adverse accounting consequence to the Company. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

18.       Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Law of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Law of other countries in which the Company or its Subsidiaries operate or have employees.

19.       Compensation Recovery Policy.

a.       Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with Applicable Law.

b.       Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 19, the Company may, to the extent permitted by Applicable Law, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

20.       Change in Control. In the event of a Change in Control, the Committee, in its sole discretion, may take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation, and without the consent of any affected Participant: (a) the acceleration of the vesting, settlement and/or exercisability of an Award; (b) the payment of a cash amount in exchange for the cancellation of an Award; (c) the cancellation of Stock Options and/or Stock Appreciation Rights without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards; and/or (d) the issuance of substitute Awards that substantially preserve the value, rights and benefits of any affected Awards.

21.       Amendment, Modification and Termination.

a.       In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Law shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

b.       Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 21(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

c.       Prohibition on Repricing. Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 15 or 20. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 21(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 15 or 20.

d.       Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15, 20, 21(b) and 23(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

22.       Applicable Law. The obligations of the Company with respect to Awards under the Plan shall be subject to Applicable Law and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

23.       Miscellaneous.

a.       Conditions on Delivery of Shares. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of Applicable Law. Unless and until the Shares have been registered under the Securities Act of 1933, as amended, each certificate evidencing any Shares delivered pursuant to the Plan shall bear a restrictive legend specified by the Company.

b.       No Right of Continued Employment or Service. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards. Awards granted under the Plan shall not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

c.       Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d.       Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Law or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e.       Acceptance of the Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f.        Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

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